                                   EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the following Registration Statements on Form S-8 of Cambrex Corporation of our report dated December 6, 1996, with respect to the consolidated financial statements of BioWhittaker, Inc., included on in the Current Report on Form 8-K/A dated November 26, 1997.


                                                          Registration
         Name                                                Number                  Date Filed
         ----                                                ------                  ----------
1983 Incentive Stock Plan                                    33-21374               April 21, 1988
1987 Stock Option Plan

Savings Plan                                                 33-27791               November 14, 1990

Savings Plan                                                 33-81780               July 20, 1994

1989 Senior Executive Stock Option Plan                      33-81782               July 20, 1994
1992 Stock Option Plan
1993 Senior Executive Stock Option Plan
1994 Stock Option Plan

1996 Performance Stock Option Plan                           33-22017               February 19, 1997




Baltimore, Maryland
November 19, 1997